Exhibit 10.12

Collaboration Agreement

Reference No.:

Party A (“Platform”): Shanghai Niwodai Internet Finance Information Service Co., Ltd.

Domicile:

Contact:

Party B (“Service Provider”): Shanghai Caiyin Asset Management Co., Ltd.

Domicile:

Contact:

Whereas, Party A has the right to operate Niwodai (an APP named “Niwodai” and having the domain www.niwodai.com) and the qualifications to provide internet finance information services, and Party B is able to provide all-round post-origination loan management services to the Borrower. In the spirits of friendly consultation and win-win cooperation, Party A and Party B hereby agree as follows in Pudong New Area, Shanghai (“Venue”).

Definitions:

A.

Lender: means a natural person who registers an account on Party A’s Niwodai Platform and may, at its own discretion, choose to lend a certain amount of fund to others by taking Party A’s recommendation as a reference.

B.	Borrower: means a natural person who is in need of certain fund and receives fund from the Lender through the information matching brokerage service provided by Party A.

C.	Loan: means the fund which the Lender proposes to grant to the Borrower through the information matching brokerage service provided by Party A.

D.	Loan Agreement: means, in relation to the creditor’s right in any Loan, the agreement entered into by and among the Borrower, an unspecific Lender and Party A.

E.

Credit Consultation and Management Service Agreement: means, in relation to any Loan, the agreement entered into by and among the Borrower, Party A, Party B and other service providers (if any) to stipulate loan brokerage services, loan consultation services, and post-origination loan management services.

F.

Niwodai Account: means a virtual account automatically created by the system after the Lender and the Borrower register in their own names on Niwodai Platform, which will be topped up through a third party payment platform and/or other channels.

1.	Basic Content of Collaboration

1.1

As an operator of internet finance information service platform, Party A shall be responsible for development and management of the Lender and the Borrower, providing information services for transactions, introducing Party B to provide post-origination loan management services to the Borrower in relation to the Loan, and actively causing consummation of the lending and borrowing transaction between the Lender and the Borrower.

1.2

Party B shall be responsible for providing all-round post-origination loan management services to the Borrower, providing services when the Borrower borrows a Loan, including without limitation overdue repayment reminder, advance payment for overdue repayment, post-origination loan collection and receipt of notices on matters which may have an effect on the fulfillment of repayment obligations by the Borrower, and collecting post-origination loan service fee and post-origination loan management fee as stipulated in the Credit Consultation and Management Service Agreement.

2.	Risk Reserve Fund

2.1

Party B shall pay a risk reserve fund to Party A at a certain percentage of the outstanding Loan of each month, which shall be used to advance the Loan principal, interest and other losses of the Lender if the Borrower fails to make repayment on schedule, or if the Borrower or Party B is in violation of laws or rules or otherwise engages in acts of default.

3.	Business Operation Process

3.1

Party B, the qualified Borrower approved by Party A upon review, Party A and other service providers (if any) shall execute the Credit Consultation and Management Service Agreement to confirm the post-origination loan services to be provided by Party B and the fees it is entitled to charge from the Borrower under the Loan.

3.2

After the bidding amount of a Loan is fully met, as authorized by the Lender and the Borrower, Party A shall transfer the lent amount to the Niwodai Account of the Borrower through a bank or a third party payment institution. Meanwhile, Party A shall directly transfer the post-origination loan service fee receivable by Party B to the beneficiary account designated by Party B. At the repayment date of the Borrower in each month, as authorized by the Borrower and Party B, Party A shall transfer the post-origination loan management fee to which Party B is entitled to the beneficiary account designated by Party B through a bank or a third party payment institution.

3.3

If the Borrower is late on repayment under the Credit Consultation and Management Service Agreement, or if the Borrower or Party B is in violation of laws or rules or otherwise engages in acts of default, Party B shall authorize Party A to, within 15 days, deduct fund in the risk reserve fund account and use the same as advance payment of the principal and interest for the current period. Upon such advance payment, Party B shall have the right, in its own name, to conduct collection against the Borrower.

4.	Rights and Obligations of Party A

4.1	Party A has the right to set and adjust the charging rate of risk reserve fund based on quality of the post-origination loan services provided by Party B.

4.2	Party A shall be obliged to at all times assist Party B in completing the execution of the Credit Consultation and Management Service Agreement and other relevant documents for the Borrower.

4.3

Party A undertakes to keep strictly confidential any information of the Borrower that becomes known to Party B during the post-origination loan management services and is provided by Party B to Party A.

4.4

Upon maturity of the Loan, if the post-origination loan service fee and the post-origination loan management fee charged by Party B exceed the advance payment loss, after deduction of reasonable operating cost of Party B from the exceeding part, Party A shall have the right to require Party B to refund all of the balance to the bank account designated by Party A.

5.	Rights and Obligations of Party B

5.1

Party B shall dutifully carry out post-origination loan management for the Borrower, and make an advance payment by using the fund in the risk reserve fund account within 15 days in accordance with this Agreement if the Borrower fails to make repayment on schedule, or if the Borrower or Party B is in violation of laws or rules or otherwise engages in acts of default. After such advance payment, Party B shall conduct collection against the Borrower by legitimate means. Any dispute between Party B and the Borrower arising from the collection shall be resolved by Party B on its own.

5.2

Party B shall assist Party A in receiving notices on change of the Borrower’s personal information, deterioration in the Borrower’s financial condition (including without limitation unemployment, employer bankruptcy, major loss of personal properties, and material adverse change in the Borrower’s physical condition) or any matters which may have an effect on the Borrower’s ability to repay the Loan. Party B shall warrants to provide Party A with the same information and materials as those provided by the client to Party B.

5.3

Party B shall have the right to, based on the post-origination management services provided to the Borrower, charge post-origination loan service fee and post-origination management fee from the Borrower at a percentage determined by Party A based on the circumstance of overdue repayment. Party A shall have the right to adjust the specific charging rate according to market conditions or its status of operation. Party B shall have the right to entrust Party A to instruct a bank or a third party payment institution to make the deduction on its behalf.

6.	Advance Payment

6.1	Party B agrees to make advance payments for the unrealized portion of the creditor’s rights of each of all Lenders herein under relevant Loan Agreement.

6.2

Party B shall advance the principal and interest of the Loan under the Loan Agreement, excluding liquidated damages, penalties and compensations payable by the Borrower, fees for the Lender to realize its creditor’s rights (including litigation fee and legal fee) and other expenses.

6.3	Where the Borrower makes a late repayment or fails to repay the Loan, Party B shall make an advance payment in full and in a timely manner within 15 days.

6.4

After Party B makes an advance payment, Party A shall have the obligation to assist Party B in obtaining a creditor’s rights assignment certificate from the Lender for Party B to recover the creditor’s rights. Meanwhile, Party B shall have the right, in its own name, to conduct collection against the Borrower.

6.5	This Article is independent from other provisions hereof, and any alternation or invalidity of other provisions hereof shall not affect the effectiveness of this Article.

7.	Special Advance Payment

7.1

Party A shall have the right to require Party B to immediately and unconditionally make advance payments for all Loans, and Party A shall have the obligation to cooperate with Party B in the assignment of the creditor’s rights, if:

7.1.1	the Borrower is involved in a litigation as a defendant or other events which may affect its solvency;

7.1.2

Party B’s business operation experiences sever difficulty, or its financial condition deteriorates, or any major event which may affect Party B’s performance of its advance payment obligation occurs, including any major litigation, lockout, bankruptcy, external investment, property seizure, material loss, or major change in internal management or financial auditing;

7.1.3

Party A reasonably considers that Party B is unable or is improper to perform the post-origination loan management obligation, which may expose the creditor’s rights arising under the Loan Agreement to a material risk; and

7.1.4

other events which may affect Party B’s performance of its advance payment obligation when the conditions to advance payment have been satisfied or may affect Party A and the Lender’s rights and interests under this Agreement occur.

7.2

Party B shall make an advance payment when the conditions to advance payment as agreed hereunder have been satisfied. If Party B requests to make an early advance payment with respect to the creditor’s rights arising under the Loan Agreement, it shall notify Party A in writing 10 business days in advance. If Party A and the Lender agree, Party A and Party B shall execute a separate supplementary agreement as an appendix to this Agreement. If Party A and the Lender disagree, this Agreement shall still be applicable.

8.	Loan Management

Prior to the termination of this Agreement and Party B’s performance of all its obligations, Party B shall perform the following obligations at the request of Party A and make advance payments with respect to all creditor’s rights arising under the Loan Agreement and assume the default liabilities under Article 9:

8.1

Party B warrants to timely and reasonably perform its various duties and obligations, and warrants that Party A may fully exercise its various rights and Party A’s interests will be held harmless in any aspect.

8.2

Party B shall strictly supervise and inspect the performance of the Borrower in accordance with this Agreement and the Credit Consultation and Management Service Agreement, and shall notify Party A within 3 business days after receiving or knowing any information or event regarding the Borrower’s breach of the Loan Agreement and the Credit Consultation and Management Service Agreement, or the occurrence of an event severely affecting the Borrower’s ability to repay the Loan.

8.3

Party B shall provide Party A with Party B’s financial statements (including but not limited to the balance sheet, income statement, and other data and materials confirmed by the Parties in writing to be available) of the preceding month prior to the 15th day of each month and affix its official seal.

8.4	Party B shall handle other matters which Party A considers to be relevant to this Agreement and shall be handled by Party B as agreed by both Parties.

9.	Termination and Default Liability

The Parties shall voluntarily comply with the above provisions. Any Party’s breach of relevant provision hereof shall be deemed as a default, and such Party shall bear the losses incurred by the other Party arising therefrom (including but not limited to reasonable expenses actually incurred by the non-defaulting Party due to its performance of obligations hereunder and other reasonable economic losses; litigation fee, legal fee and other reasonable expenses arising from necessary litigation or arbitration brought up by the non-defaulting Party). Meanwhile, the non-defaulting Party is entitled to request the termination of this Agreement.

Given Party B is commissioned by Party A to provide post-origination loan management services for the Loans arranged by Party A, Party A is entitled to terminate this Agreement at any time and commission another service provider to provide post-origination loan management services. If Party A decides to terminate this Agreement, it shall issue a termination notice to Party B and this Agreement shall be terminated on the date the termination notice is sent, provided that Party A shall assist Party B in providing post-origination loan services for the Loans remaining at the time of the termination, and shall have the right to require Party B to refund to a bank account designated by Party A all of the balance of the part of the post-origination loan service fee and the post-origination loan management fee charged by Party B exceeding the advance payment loss after the Loans become due minus reasonable operating cost of Party B.

10.	Miscellaneous

10.1	Any amendment or supplement hereto shall be in writing, and shall constitute an integral part of this Agreement.

10.2

If any provision hereof becomes illegal or invalid due to any change in national laws and regulations, the legality and validity of other provisions hereof shall not be affected; the Parties hereto shall cooperate closely to modify the relevant provisions that have become illegal or invalid as soon as practicable.

10.3

Where cooperation is impossible due to force majeure (including but not limited to earthquakes, tsunamis, wars and changes in laws, regulations and national policies), neither of the Parties shall be held liable.

10.4

Where cooperation hereunder conflicts with regulatory requirements due to changes in regulations, policies or laws, the Parties shall cease to cooperate, but Loans already accrued before the cessation of the cooperation shall be continued to be fully performed pursuant to provisions herein, or be properly handled pursuant to requirements of regulatory authorities.

11.	Supplementary Provisions

11.1	Any dispute under this Agreement shall be resolved through negotiation by the Parties. Where negotiation fails, either Party is entitled to file a lawsuit to a competent court at Party A’s location.

11.2

This Agreement shall become effective as of the date of execution by legal representatives (responsible persons) of both Parties or their authorized representatives and affixation of company stamps. Where the Parties execute this Agreement on different dates, the later execution date shall be the effective date. Unless otherwise provided, any amendment or cancellation hereof during the implementation of this Agreement shall be agreed by both Parties through negotiation. Any amendment hereto shall be otherwise confirmed by an amendment agreement, and the original provision that is amended shall become ineffective immediately from the effective date of such amendment agreement.

11.3

This Agreement shall be executed in two counterparts, each Party holding one counterpart, with equal legal effect. A supplementary agreement may be executed for any matter not covered hereby. Such supplementary agreement shall have the same legal effect with this Agreement.

11.4

The Loan Agreement and Credit Consultation and Management Service Agreement hereunder shall all be part of this Agreement, with the same legal effect. This Agreement and related appendices shall be governed by laws of the People’s Republic of China.

11.5

Notices or other communications in connection with this Agreement made to each other by the Parties shall be in writing, and each Party’s contact information herein shall be its valid contact information. In case of any change in a Party’s address or facsimile or email, such Party shall notify the other Party within five days after the date of change. Prior to the receipt by a Party of the notice regarding the changed address or facsimile or email of the other Party pursuant to this Article, the other Party’s original address or facsimile or email shall remain the valid address or facsimile or email of such other Party. Anything mailed or sent to addresses or other forms of contact shall be deemed as delivered, and if a Party fails to timely inform the other Party of such change, it shall bear any loss arising therefrom.

(The remainder of this page is intentionally left blank.)

Party A: Shanghai Niwodai Internet Finance Information Services Co., Ltd. (Seal)

Legal representative (responsible person or authorized representative): (Signature)

December 1, 2015

Party B: Shanghai Caiyin Asset Management Co., Ltd. (Seal)

Legal representative (responsible person or authorized representative): (Signature)

December 1, 2015